EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2010 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30,
Agreement/Program	2005	2006	2007	2008	2009	2010
	($ millions)
Commonwealth and State Housing	477	465	454	445	417	404
Other (inc. Natural Disaster Relief Assistance)	8	6	51	56	60	59
TOTAL	485	471	505	501	477	463

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland public sector entities. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC.

The Corporation’s guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

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Guaranteed Debt Onlent by Queensland Treasury Corporation

Distribution of debt	2004	2005	2006	2007	2008	2009	2010
	$M	$M	$M	$M	$M	$M	$M
Bodies within the Public Accounts
Department of Education and the Arts	125	111	92	73	56	—	—
Department of Emergency Services	7	6	5	3	2	2	1
Queensland Health	539	493	27	86	123	123	118
Department of Justice & Attorney General	NA	NA	94	86	70	57	39
Department of Main Roads	948	938	863	987	1015	1077	1031
Forestry Plantations Queensland	85	82	79	77	76	79	80
Department of Premier & Cabinet	13	12	29	27	17	17	16
Department of Public Works	257	229	210	439	386	364	349
Department of State Development & Innovation	182	354	159	147	135	138	128
Queensland Transport	187	85	65	62	66	84	77
Queensland Treasury	NA	NA	NA	972	4169	7693	13283
Other	107	154	24	35	49	79	107
Government Owned Corporations
Queensland Electricity Transmission Corporation Limited (Powerlink)	1410	1476	1642	1954	2427	3098	3433
ENERGEX Limited	1763	2061	2565	3183	3256	3889	4207
Stanwell Corporation	231	209	118	114	127	259	655
Tarong Energy Corporation	287	255	265	355	376	451	458
CS Energy Ltd	260	369	586	1081	1056	851	862
Gateway Investments Corporation Pty Ltd	300	316	304	315	—	—	—
Ergon Energy Corporation Limited	1453	1774	2143	2479	2974	3807	4131
Queensland Rail	3827	4016	4587	4550	5164	6566	4380
Queensland Rail Ltd	—	—	—	—	—	—	3070
Port Authorities & Facilities (various)	641	751	694	1112	1591	1981	2442
Local Governments
Brisbane City Council	1013	1022	938	867	699	390	995
Cairns Regional Council	92	79	72	61	—	—	107
Caloundra City Council	78	91	95	98	—	—	—
Gold Coast City Council	347	393	404	629	680	261	617
Ipswich City Council	87	104	97	92	118	189	304
Logan City Council	98	91	85	76	101	78	113
Maroochy Shire Council	157	151	151	142	—	—	—
Redland Shire Council	106	116	121	129	124	42	46
Fraser Coast Regional Council	—	—	—	—	96	114	121
Mackay Regional Council	—	—	—	—	99	115	112
Moreton Bay Regional Council	—	—	—	—	217	269	348
Rockhampton Regional Council	—	—	—	—	98	126	159
Sunshine Coast Regional Council	—	—	—	—	201	112	197
Townsville City Council	—	—	—	—	207	205	388
Other	721	734	756	838	399	501	527
Statutory Authorities
Water Supply Boards	242	210	206	228	2	2	149
Universities	64	93	130	123	109	150	135
Grammar schools	45	50	65	59	65	88	114
Queensland Bulk Water Supply Authority	—	—	—	—	537	2168	2384
Queensland Bulk Water Transport Authority	—	—	—	—	4	1785	1890
Queensland Manufactured Water Authority	—	—	—	—	—	236	2639
Other	320	352	358	418	618	658	488
Other Bodies
Qld Motorways Limited	960	983	932	1250	1799	2370	2899
Suncorp\Metway\QIDC	—	—	3	3	2	2	1
DBCT Holdings Pty Ltd	—	—	372	333	294	259	232
Qld Water Infrastructure Pty Ltd	—	—	—	294	605	766	268
Western Corridor Recycled Water Pty Ltd	—	—	—	284	1292	1897	—
Southern Regional Water Pipeline Co. P/L	—	—	—	—	930	143	254
SEQ (Gold Coast) Desalination Co. P/L	—	—	—	—	281	547	—
SEQ Water Facility	—	—	—	—	185	—	1
SEQ Water Grid Manager	—	—	—	—	2	293	667
Other	490	441	17	15	45	27	91

Total Funds Onlent	17587	18790	19634	24077	32944	44408	55113
Undistributed borrowings	3987	5677	7688	7806	7784	18216	13772
Total Guaranteed Debt	21574	24467	27322	31883	40728	62624	68885

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The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2010 at $68.885 billion, which includes $7.667 billion of off shore debt based on the prevailing rates of exchange at June 30, 2010. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

OUTSTANDING DOMESTIC A$ INDEBTEDNESS AS AT JUNE 30, 2010*

Domestic Debt

Coupon Rate	Face Value	Market Value	Date of Maturity
(% per annum)	(AUD)	(AUD)
6.00%	7,302,038,000	7,416,449,275	June 14, 2011
6.50%	4,600,700,000	4,805,563,182	April 14, 2012
6.00%	7,469,849,000	7,882,748,541	August 14, 2013
6.00%	8,803,110,000	9,251,058,503	October 14, 2015
6.00%	7,066,664,000	7,458,459,239	September 14, 2017
6.25%	4,532,000,000	4,789,269,832	June 14, 2019
6.00%	3,250,730,000	3,367,736,407	June 14, 2021
6.50%	607,100,000	672,777,484	March 14, 2033
5.75%	5,683,000,000	5,826,411,133	November 21, 2014
6.00%	3,000,000,000	3,110,420,548	April 21, 2016
6.25%	4,048,000,000	4,281,921,717	February 21, 2020
CIB	751,908,300	681,616,492	August 20, 2030
Zero	336,373,537	322,107,332	June 14, 2011
Tnote	1,103,000,000	1,089,161,618	Various 2010
Various	28,757,066	30,550,232	Various 2010
Various	80,681,886	83,119,213	Various 2011
Various	71,451,320	74,534,749	Various 2012
Various	46,033,963	46,855,655	Various 2013
Various	18,623,283	19,051,868	Various 2014
Various	6,990,250	8,844,120	Various

Total Domestic A$ Indebtedness	58,807,010,606	61,218,657,141

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OUTSTANDING OFFSHORE INDEBTEDNESS COMMERCIAL PAPER

As at June 30, 2010

Year of Issue	Currency	Amount	Yield	Maturity	A$ Market Valuation
2009	USD	100,000,000	0.38%	July 2010	116,953,555
2010	GBP	25,000,000	0.22%	July 2010	44,022,538
2010	USD	428,500,000	0.25%	July 2010	501,127,576
2010	AUD	563,000,000	4.54%	August 2010	559,976,784
2010	USD	395,000,000	0.30%	August 2010	461,774,376
2010	USD	362,250,000	0.35%	September 2010	423,312,680
2010	AUD	8,000,000	4.62%	November 2010	7,863,929
2010	SGD	15,000,000	0.51%	November 2010	12,526,134
2010	AUD	8,000,000	4.57%	December 2010	7,828,838
2010	USD	624,000,000	0.53%	December 2010	727,671,011

Total					2,863,057,422

OUTSTANDING AUSTRALIAN DOLLAR DENOMINATED OFFSHORE DEBT OF QUEENSLAND TREASURY CORPORATION

GLOBAL A$ BONDS

as at June 30, 2010

Interest Coupon	Maturity Date	Currency	Face Value(A$)	Market Value(A$)
6.00%	June 14, 2011	AUD	1,037,768,000	1,054,028,932
6.00%	Aug 14, 2013	AUD	771,232,000	813,859,557
6.00%	Oct 14, 2015	AUD	1,189,461,000	1,249,982,767
6.00%	Sept 14, 2017	AUD	690,466,000	728,747,329

Total			3,688,927,000	3,846,618,585

EURO MEDIUM TERM NOTES

as at June 30, 2010

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value(A$)	Market Value(A$)
2007	7.125%	September 18, 2017	NZD	629,690,332	725,073,542
2009	2.650%	April 7, 2039	JPY	197,867,212	231,999,319

Total				827,557,544	957,072,861

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